UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                         March 7, 2001

                 Commission File Number: 0-27713

               -----------------------------------
                          LITEWAVE CORP.
               -----------------------------------
          (Name of Small Business Issuer in its Charter)


Nevada,  U.S.A.                                        95-4763671
(State or other Jurisdiction                        (IRS Employer
of Incorporation or Organization)             Identification No.)


   Suite 402, 609 West Hastings Street, Vancouver, BC  V6B 4W4

(Address of Principal Executive Offices)               (Zip Code)


Issuer's Telephone Number                          (604) 233-6404


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On March 7, 2001, LiteWave (the "Company") announced that it had agreed to purchase the intellectual property rights in a Booking Engine Software ("BES") technology, together with all associated computer programs and related computer technology (the "Assets") from Panier, S.A. ("Panier"), a private arms-length Turks and Caicos Islands company, pursuant to the Asset Purchase Agreement between the Company and Panier executed March 7, 2001 (the "Asset Purchase Agreement").

     The Assets purchased from Panier are free and clear of all liens, claims, mortgages, charges, security interests, encumbrances or similar agreements of any kind or nature whatsoever, and include title and interest in and to all products and computer programs.

     Under the terms of the Asset Purchase Agreement reached between LiteWave and Panier, LiteWave has agreed to pay Panier the sum of US$ 5,426,694.95, payable as follows: (i) US$1000 payable upon execution of the Asset Purchase Agreement; (ii) US$5,425,694.95 by way of Debenture issued by Litewave to Panier, under the following terms and conditions:

1. Panier will receive 6% simple interest, to be calculated from February 16, 2001.

2. Payments of principal and interest will be made either from proceeds of any future secondary public offering that includes a provision of funds for that purpose, or payments shall be made on an incremental basis, commencing once the Company has obtained a financial position of positive net earnings before interest, dividends, taxes and amortization ("Positive Cash Flow") resulting from the use of the software, based on audited financial statements of the Company.

3. At the point of Positive Cash Flow, the Company shall incrementally make payments toward the outstanding principal balance of this Debenture and all accrued and unpaid interest in the amount of fifteen percent (15%) of the Positive Cash Flow ("Amount Due"), each time the Amount Due totals US $100,000.

4. Panier may convert the Amount Due (in $100,000 increments) to common shares of the capital stock of the Company at US $1.00 per share (the "$1.00 Conversion Shares"). The conversion privilege is exercisable at the Company's discretion as each $100,000 Amount Due becomes payable to Panier, if the market price exceeds the conversion price by 25% or greater. In the alternative, Panier can choose conversion or to receive a cash settlement for the Amount Due.

5. The Company has undertaken to file a Registration statement in a timely fashion, disclosing all terms and conditions of the conversion privilege of this Debenture.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



    /s/ Ian D. Lambert                   Dated: March 22, 2001
    Ian D. Lambert,
    President, Director